SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Simmons Company’s subsidiary, Simmons Bedding Company, did not make the scheduled payment of $7.9 million of interest due on January 15, 2009 on its $200.0 million 7.875% senior subordinated notes (“Notes”).  If such interest payment is not made within the 30-day grace period provided by the indenture governing the Notes, an event of default would occur.  Such event of default would enable the holders of the Notes to declare the full amount of the Notes immediately due and payable.

On December 9, 2008, Simmons Company (the “Company”) announced that it was initiating discussions with various stakeholders to achieve an organized financial restructuring to improve the Company’s balance sheet.  As of January 14, 2009, the Company had cash on hand of approximately $49.7 million, which is available to pay operating costs and expenses.

A copy of the press release announcing an update on interest payments is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press release dated January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	January 15, 2009